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                                                                   EXHIBIT 10.40

                                PROMISSORY NOTE

$150,000.00        MANDEVILLE, LOUISIANA

                                                                   June 23, 2000

    For value received, RX Technology, Inc. promises to pay Trinty American Corporation ("Holder"), the sum of ONE HUNDRED FIFTY THOUSAND AND NO/100 ($150,000.00) DOLLARS payable over six months as follows: principal shall be payable monthly in installments of EIGHTEEN THOUSAND SEVEN HUNDRED FIFTY AND NO/100 ($18,750.00) DOLLARS on the fifteenth (15(th)) day of each month beginning on August 15, 2000 until November 15, 2000 and the principal balance of SEVENTY FIVE THOUSAND AND NO/100 ($75,000.00) DOLLARS shall be payable on the fifteenth (15(th)) day of December, 2000; interest shall be payable monthly in the amount of ONE THOUSAND THREE HUNDRED SEVENTY-FIVE AND NO/100 ($1,375.00) DOLLARS on the fifteenth (15(th)) day of each month beginning on July 15, 2000 and continuing until October 15, 2000 and ONE THOUSAND ONE HUNDRED TWENTY-FIVE AND NO/100 ($1,125.00) DOLLARS on the fifteenth (15(th)) day of both November and December, 2000.

    All obligations contained herein shall be governed by Louisiana law and the applicable laws of the United States of America and any litigation relating to the obligations contained herein shall be conducted exclusively before the courts of the State of Louisiana, the parties hereto consenting to the jurisdiction of said courts.

                                          RX TECHNOLOGY, INC.
                                          And RX Technology Holdings, Inc.

                                          By: /s/ Donald Rex Gay
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                                          Its: President